EXHIBIT 31.02

CERTIFICATIONS PURSUANT TO

SECTION 302

OF THE SARBANES-OXLEY ACT OF 2002

I, Hai Tran, certify that:

1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K of CSG Systems International, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 30, 2026	/s/ Hai Tran
Hai Tran
Executive Vice President and Chief Financial Officer